U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): June 13, 2006
AMB PROPERTY, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-14245	94-3285362

(State or other jurisdiction of	(Commission file number)	(I.R.S. employer identification
incorporation)		number)
Pier 1, Bay 1, San Francisco, California 94111
(Address of principal executive offices) (Zip code)
415-394-9000
(Registrants’ telephone number, including area code)
n/a
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 1.01	Entry into a Material Definitive Agreement
ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
ITEM 9.01	Financial Statements and Exhibits
SIGNATURES
INDEX OF EXHIBITS
EXHIBIT 10.1

Item 1.01	Entry into a Material Definitive Agreement and
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.
     On June 13, 2006, Malacoa Holding Pte. Ltd., a private company limited by shares organized under the laws of Singapore and our subsidiary, which is Singapore dollar functional, AMB Canada Investments, LLC, a Delaware limited liability company and our subsidiary, which is Canadian dollar functional, AMB European Investments, LLC, a Delaware limited liability company and our subsidiary, which is Euro functional, and us, acting in our capacity as a borrower, as borrowers, and our general partner, AMB Property Corporation, a Maryland corporation, and us, as guarantors, entered into a fourth amended and restated revolving credit agreement for a $250 million unsecured revolving credit facility that replaced the $250 million unsecured revolving credit facility executed on February 16, 2006. The fourth amended and restated credit facility is with Bank of America, N.A., as administrative agent, Banc of America Securities Asia Limited, as Hong Kong dollars agent, Bank of America, N.A., Singapore Branch, as Singapore dollars agent, The Bank of Nova Scotia, as syndication agent, LaSalle Bank National Association and Société Générale, as co-documentation agents, and a syndicate of other banks.
     The fourth amended and restated revolving credit agreement contains affirmative covenants, including financial reporting requirements and maintenance of specified financial ratios by us, and negative covenants, including limitations on mergers or consolidations, some of which were amended from the third amended and restated revolving credit agreement. The covenants amended include the ratios of total debt to total asset value, secured debt to total asset value and unencumbered net operating cash flow to unsecured debt service. Some of the financial ratios were also eliminated, including the ratio of outstanding unsecured debt to unencumbered asset value and the limitation on foreign property as a percent of total asset value was removed. In addition, our permitted holdings, which are unimproved assets, interests in taxable REIT subsidiaries and investment mortgages, are now subject to an aggregate limitation of 25% of total asset value, and our consolidated tangible net worth shall not be less than $2.2 billion plus 70% of net offering proceeds.
     The fourth amended and restated revolving credit agreement also includes events, each of which, if not cured within the time period, if any, specified in the credit agreement would constitute an event of default, some of which were amended from the third amended and restated revolving credit agreement. Among those events amended were the cross default to recourse indebtedness and the default for final, non-appealable judgments, while the cross default to other non-recourse debt was eliminated.
     A copy of the fourth amended and restated revolving credit agreement is attached hereto as Exhibit 10.1 and is incorporated into this current report by reference.

Item 9.01	Financial Statements and Exhibits.
  (d) Exhibits.

10.1	Fourth Amended and Restated Revolving Credit Agreement, dated as of June 13, 2006, by and among the qualified borrowers listed on the signature pages thereto, AMB Property, L.P., as a qualified borrower and guarantor, AMB Property Corporation, as guarantor, the banks listed on the signature pages thereto, Bank of America, N.A., as administrative agent, The Bank of Nova Scotia, as syndication agent, LaSalle Bank National Association and Société Générale, as co-documentation agents, Banc of America Securities Asia Limited, as Hong Kong dollars agent, Bank of America, N.A., acting by its Canada branch, as reference bank, Bank of America, Singapore branch, as Singapore dollars agent, and each of the other lending institutions that becomes a lender thereunder.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMB Property, L.P.
(Registrant)

	By:	AMB Property Corporation,
Its general partner

Date: June 19, 2006	By:	/s/ Tamra D. Browne Tamra D. Browne
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit
Number	Description

10.1	Fourth Amended and Restated Revolving Credit Agreement, dated as of June 13, 2006, by and among the qualified borrowers listed on the signature pages thereto, AMB Property, L.P., as a qualified borrower and guarantor, AMB Property Corporation, as guarantor, the banks listed on the signature pages thereto, Bank of America, N.A., as administrative agent, The Bank of Nova Scotia, as syndication agent, LaSalle Bank National Association and Société Générale, as co-documentation agents, Banc of America Securities Asia Limited, as Hong Kong dollars agent, Bank of America, N.A., acting by its Canada branch, as reference bank, Bank of America, Singapore branch, as Singapore dollars agent, and each of the other lending institutions that becomes a lender thereunder.